As filed with the U.S. Securities and Exchange Commission on August 6, 2021

Registration No. 333-254743

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE

Amendment No. 1 to

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FREYR Battery
(Exact Name of Registrant as Specified in Its Charter)

Luxembourg	3670	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

412F, route d’Esch, L-2086 Luxembourg
Grand Duchy of Luxembourg
00 352 46 61 11 3721
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive office)

Tom Einar Jensen
FREYR Battery
412F, route d’Esch, L-2086 Luxembourg
Grand Duchy of Luxembourg
00 352 46 61 11 3721
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Donald J. Puglisi
Puglisi & Associates
850 Library Avenue #204
Newark, Delaware 19711
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark C. Solakian, Esq. Mark B. Baudler, Esq. Steven V. Bernard, Esq. Jennifer Fang, Esq. Wilson Sonsini Goodrich & Rosati P.C. 28 State Street, 37th floor Boston, MA 02109 (617) 598-7800

Approximate date of commencement of proposed sale of the securities to the public: Not applocable.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐	Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (as may be amended after the date hereof, the “Post-Effective Amendment No. 1”) is filed with the Securities and Exchange Commission (the “Commission”) by FREYR Battery (the “Registrant”) and amends the registration statement initially filed with the Commission on Form S-4 (File No. 333-254743) on March 26, 2021, as amended by amendments on Form S-4 filed with the Commission on May 7, 2021, May 27, 2021 and June 9, 2021, which was declared effective by the Commission on June 14, 2021 (the “Registration Statement”).

At the time that the Registration Statement was declared effective, the Registration Statement registered, among other things, 24,625,000 ordinary shares of the Registrant (the “Underlying Shares”) that are issuable upon the exercise of the 24,625,000 warrants of the Registrant (the “Warrants”), the offering of which was registered by the Registration Statement.

This Post-Effective Amendment is being filed to remove from registration the previously registered Underlying Shares covered by the Registration Statemen, none of which have been sold. The Registrant hereby requests that the 24,625,000 unsold ordinary shares issuable on exercise of the Warrants be removed from registration by means of this Post-Effective Amendment. On August 6, 2021, we filed with the Commission a registration statement on Form S-1 registering the issuance and sale of the Underlying Shares.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Oslo, Norway on the 6th day of August, 2021.

FREYR Battery
By:	/s/ Tom Einar Jensen
Tom Einar Jensen
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Tom Einar Jensen and Steffen Føreid, and each of them singly, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Tom Einar Jensen	Chief Executive Officer
Tom Einar Jensen	(Principal Executive Officer)	August 6, 2021

/s/ Steffen Føreid	Chief Financial Officer
Steffen Føreid	(Principal Financial and Accounting Officer)	August 6, 2021

/s/ Torstein Dale Sjøtveit
Torstein Dale Sjøtveit	Executive Chairman	August 6, 2021

/s/ Peter Matrai
Peter Matrai	Director	August 6, 2021

/s/ Olaug Svarva
Olaug Svarva	Director	August 6, 2021

/s/ Daniel Barcelo
Daniel Barcelo	Director	August 6, 2021

/s/ German Curá
German Curá	Director	August 6, 2021

/s/ Monica Tiúba
Monica Tiúba	Director	August 6, 2021

/s/ Jeremy Bezdek
Jeremy Bezdek	Director	August 6, 2021

/s/ Mimi Berdal
Mimi Berdal	Director	August 6, 2021

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of FREYR Battery in the City of Newark, Delaware, on the 6th day of August, 2021.

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative